Exhibit 10.1

Execution Version

ZOSANO PHARMA CORPORATION

UP TO $20,000,000 OF COMMON STOCK

(par value $0.0001 per share)

AT-THE-MARKET SALES AGREEMENT

June 8, 2020

BTIG, LLC

600 Montgomery Street

6th Floor

San Francisco, CA 94111

Ladies and Gentlemen:

Zosano Pharma Corporation, a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with BTIG, LLC (“BTIG” and, together with the Company, the “Parties”), as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell to or through BTIG, as sales agent and/or principal, up to that number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of $20,000,000 (the “Shares”); provided, however, that in no event shall the Company issue or sell to or through BTIG such number of Shares that would (a) exceed the number or amount of shares of Common Stock permitted to be sold under Form S-3 (including, if and so long as applicable, General Instruction I.B.6 of Form S-3), (b) exceed the number or amount of shares of Common Stock then available for offer and sale under the currently effective Registration Statement (as defined below) pursuant to which the offering hereunder and under any Terms Agreement is being made or (c) exceed the number of authorized but unissued shares of the Company’s Common Stock (the lesser of (a), (b) and (c), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the Parties acknowledge and agree that compliance with the limitations set forth in this Section 1 on the Maximum Amount of Shares that may be issued and sold under this Agreement and any Terms Agreement (as defined below) shall be the sole responsibility of the Company, and that BTIG shall have no obligation in connection with such compliance. The Company agrees that whenever it determines to sell Shares directly to BTIG, as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in a form to be agreed upon by the Company and BTIG relating to such sale in accordance with Section 2(b) of this Agreement (each such transaction being referred to as a “Principal Transaction”). Each transaction pursuant to this Agreement in which the Company determines to sell Shares through BTIG, as sales agent, is hereinafter referred to as an “Agency Transaction”. The issuance and sale of Shares to or through BTIG will be effected pursuant to the Registration Statement (as defined below) filed by the Company and which was declared effective under the Securities Act (as defined below) by the U.S. Securities and Exchange Commission (the “Commission”).

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), with the Commission, not earlier than three years prior to the date hereof, a shelf registration statement on Form S-3 (File No. 333-237187), including a base prospectus, with respect to offerings of certain securities of the Company, including the Shares, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement at the time it became effective specifically relating to the offering of the Shares pursuant to this Agreement (the “Prospectus Supplement”). The Company will furnish to BTIG, for use by BTIG, copies of the base prospectus included as part of such registration statement at the time it became effective, as supplemented by the Prospectus Supplement. Except where the context otherwise requires, such registration statement, as declared effective by the Commission, including the information, if any, deemed pursuant to Rule 430B or 430C under the Securities Act, as applicable, to be part of the registration statement at the time of its effectiveness and all documents filed as part thereof or incorporated by reference therein, and including any information contained in the Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act, collectively, are herein called the “Registration Statement,” and the base prospectus included in the registration statement at the time it became effective, including all documents incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), as it may be supplemented by the Prospectus Supplement, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, including all documents incorporated therein by reference, together with any “issuer free writing prospectus”, as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional securities of the Company pursuant to Rule 462(b) under the Securities Act, then any reference to the Registration Statement in this Agreement shall also be deemed to include such abbreviated registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act. Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (such documents incorporated or deemed to be incorporated by reference are herein called the “Incorporated Documents”). For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system, or if applicable, the Interactive Data Electronic Applications system when used by the Commission (collectively, “EDGAR”).

2. Placements; Principal Transactions.

(a) Each time that the Company wishes to issue and sell Shares hereunder in an Agency Transaction (each, a “Placement”), it will notify BTIG by email notice (or other method mutually agreed to in writing by the Parties) of the amount of Shares requested to be sold or the gross proceeds to be raised in a given time period, the time period during which sales are requested to be made, any limitation on the amount of Shares that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales (a “Placement Notice”), the form of which is attached hereto as Schedule 1. A Placement Notice shall originate from any of the individual representatives of the Company set forth on Schedule 3, and shall be addressed to each of the individual representatives of BTIG set forth on Schedule 3, as such Schedule 3 may be amended from time to time. Provided the Company is otherwise in compliance with the terms of this Agreement, the Placement Notice shall be effective unless and until (i) BTIG, in accordance with the notice requirements set forth in Section 4, declines to accept the terms contained therein for any reason, in its sole discretion (which shall not be deemed a breach of BTIG’s agreement herein), (ii) the entire amount of the Shares thereunder have been sold or the aggregate Shares sold under this Agreement and all Terms Agreements equals the Maximum Amount, whichever occurs first, (iii) the Company, in accordance with the notice requirements set forth in Section 4, suspends or terminates the Placement Notice or sales thereunder, (iv) BTIG, in accordance with the notice requirements set forth in Section 4, suspends sales under the Placement Notice, (v) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice or (vi) this Agreement has been terminated under the provisions of Section 13. The amount of any commission to be paid by the Company to BTIG in connection with the sale of the Shares effected through BTIG, as agent, in an Agency Transaction shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Company nor BTIG will have any obligation whatsoever with respect to a Placement or any Shares unless and until the Company delivers a Placement Notice to BTIG and BTIG does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

(b) If the Company wishes to issue and sell Shares hereunder in a Principal Transaction, it will notify BTIG by email notice (or other method mutually agreed to in writing by the Parties) of the proposed terms of the Principal Transaction. If BTIG, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and BTIG shall enter into a Terms Agreement setting forth the terms of such Principal Transaction. Neither the Company nor BTIG shall have any obligation to enter into a Principal Transaction. The terms set forth in a Terms Agreement shall not be binding on the Company or BTIG, unless and until the Company and BTIG have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. Any such Terms Agreement shall specify the number or amount of Shares to be sold by the Company to and purchased by BTIG pursuant thereto, the per share purchase price to be paid to the Company for such Shares (specifying and giving effect to all market price discounts applicable to such Principal Transaction), all other compensation and/or other fees or expenses payable by the Company to or for the benefit of BTIG in connection with such Principal Transaction, the Net Proceeds (as defined below) payable to the Company, the time, date and place of delivery of and payment for such Shares (to the extent the settlement terms for sales of such Shares are intended to differ from those set forth in Section 5 hereof), and the other terms upon which such sale is to occur. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by BTIG. Each of the Parties acknowledges and agrees that such Principal Transaction shall be based on compensation that is mutually agreeable to both the Company and BTIG. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of the Terms Agreement will control. The commitment of BTIG to purchase the Shares as principal pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained in this Agreement and shall be subject to the terms and conditions herein set forth. Each of the Parties acknowledges and agrees that, notwithstanding anything to the contrary contained in this Agreement or any Terms Agreement, BTIG may engage in sales and other transactions in respect of a number of shares of Common Stock equal to the number of Shares deliverable to BTIG pursuant to a Terms Agreement, whether or not BTIG has taken possession of such Shares at the time of such sales or other transactions, and nothing contained in this Agreement or any Terms Agreement shall limit or be deemed to limit BTIG’s ability to engage in such sales or other transactions.

3. Sale of Shares by BTIG. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice in an Agency Transaction, and unless the sale of the Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, BTIG, as sales agent for the Company, will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Stock Market (the “Exchange”), for the period specified in the Placement Notice to sell such Shares up to the amount specified by the Company in, and otherwise in accordance with the terms of, such Placement Notice. If acting as sales agent in an Agency Transaction, BTIG will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) next following the Trading Day on which it has made sales of Shares hereunder, setting forth the number of Shares sold on such day, the compensation payable by the Company to BTIG with respect to such sales pursuant to Section 2 (it being hereby acknowledged and agreed that such compensation shall not apply when BTIG acts as principal, in which case such compensation, discounts or other fees shall be set forth in the applicable Terms Agreement), and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by BTIG (as set forth in Section 5(a)) from the gross proceeds for the Shares that it receives from such sales. BTIG may sell Shares, as sales agent in an Agency Transaction, by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on the Exchange, on any other existing trading market for the Common Stock or to or through a market maker or through an electronic communications network. After consultation with the Company and subject to the terms of a Placement Notice, BTIG may also sell Shares, as sales agent in an Agency Transaction, in privately negotiated transactions. During the term of this Agreement and notwithstanding anything to the contrary herein, BTIG agrees that in no event will it or any of its affiliates engage in any market making, bidding, stabilization or other trading activity with regard to the Common Stock if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Exchange Act. The Company acknowledges and agrees that (i) there can be no assurance that BTIG will be successful in selling Shares in any Agency Transaction hereunder, (ii) BTIG will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares in any Agency Transaction for any reason other than a failure by BTIG to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares as required under this Section 3, and (iii) BTIG shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement. For the purposes hereof, “Trading Day” means any day on which Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.

4. Suspension of Sales.

(a) The Company or BTIG may, upon notice to the other party in writing (including by email correspondence to each of the individual representatives of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individual representatives of the other party set forth on Schedule 3), suspend this offering and any sale of Shares in an Agency Transaction for a period of time (a “Suspension Period”); provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice. Each of the Parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time. During a Suspension Period, the Company shall not issue any Placement Notices and BTIG shall not sell any Shares hereunder. The party that issued a Suspension Notice shall notify the other party in writing of the Trading Day on which the Suspension Period shall expire not later than twenty-four (24) hours prior to such Trading Day.

(b) Notwithstanding any other provision of this Agreement or any Terms Agreement, the Company shall not offer or sell, or request the offer or sale of, any Shares and, by notice to BTIG given by telephone (confirmed promptly by verifiable facsimile transmission or email), shall cancel any instructions for the offer or sale of any Shares, and BTIG shall not be obligated to offer or sell any Shares, (i) during any period in which the Company is, or may be deemed to be, in possession of material non-public information or (ii) except as expressly provided in Section 4(c) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a quarterly report on Form 10-Q or an annual report on Form 10-K that includes financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(c) If the Company wishes to offer, sell or deliver Shares at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall, as conditions to the giving or continuation of any Placement Notice with respect to an Agency Transaction or the execution by BTIG of any Terms Agreement with respect to a Principal Transaction, (i) prepare and deliver to BTIG (with a copy to counsel to BTIG) a report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings or other projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to BTIG and its counsel, (ii) provide BTIG with the officers’ certificate and the Chief Financial Officer’s certificate called for by Sections 7(n) and 7(q), respectively, dated the date of the Placement Notice for such Agency Transaction or the Settlement Date (as defined below) of such Principal Transaction, as applicable, which certificates shall be deemed to remain in effect during the applicable period unless withdrawn by the Company, and the opinion of Company Counsel (or Reliance Letter, as applicable) and Comfort Letter called for by Sections 7(o) and 7(p), respectively, dated the date of the Placement Notice for such Agency Transaction or the Settlement Date of such Principal Transaction, as applicable, (iii) afford BTIG the opportunity to conduct a due diligence review in accordance with Section 7(l) hereof and (iv) file such Earnings 8-K with the Commission (so that it is deemed “filed” for purposes of Section 18 of the Exchange Act). The provisions of clause (ii) of Section 4(b) shall not be applicable for the period from and after the time at which the conditions set forth in the immediately preceding sentence shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the Parties agree that (A) the delivery of any officers’ certificate, opinion of Company Counsel (or Reliance Letter, as applicable) and Comfort Letter pursuant to this Section 4(c) shall not relieve the Company from any of its obligations under this Agreement with respect to any quarterly report on Form 10-Q, annual report on Form 10-K, or report on Form 8-K, as the case may be, including, without limitation, the obligation to deliver the officers’ certificate, opinion of Company Counsel (or Reliance Letter, as applicable), Comfort Letter and Chief Financial Officer’s certificate called for by Sections 7(n), 7(o), 7(p) and 7(q), respectively, which Sections shall have independent application, and (B) this Section 4(c) shall in no way affect or limit the operation of the provisions of clause (i) of Section 4(b), which shall have independent application.

5. Settlement.

(a) Settlement of Shares. Unless otherwise specified in the applicable Placement Notice or Terms Agreement (as applicable), settlement for sales of Shares will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by BTIG for the Shares, after deduction for (i) BTIG’s commission for such sales payable by the Company pursuant to Section 2 hereof in an Agency Transaction, or BTIG’s compensation, discounts or other fees pursuant to the terms of the applicable Terms Agreement in a Principal Transaction, as applicable, (ii) any other amounts due and payable by the Company to BTIG hereunder and under any Terms Agreement, as applicable, pursuant to Section 7(h) (Expenses) hereof and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b) Delivery of Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, issue and electronically transfer the Shares being sold by crediting BTIG’s or its designee’s (provided BTIG shall have given the Company written notice of such designee prior to the Settlement Date) account at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the Parties, which Shares in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. On each Settlement Date, BTIG will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Settlement Date. The Company agrees that if the Company, or its transfer agent, defaults in its obligation to deliver Shares on a Settlement Date pursuant to the terms of any Agency Transaction or Terms Agreement (other than as a result of a failure by BTIG to provide instructions for delivery), in addition to and in no way limiting the rights and obligations set forth in Section 10(a) (Indemnification by the Company), the Company will (i) hold BTIG, its directors, officers, members, partners, employees and agents of BTIG and each person, if any, who (A) controls BTIG within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (B) is controlled by or is under common control with BTIG (other than the Company and its subsidiaries) (a “BTIG Affiliate”), harmless against any loss, claim, damage, or reasonable and documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to BTIG (without duplication) any commission or other compensation (including the value of any market price discounts in any applicable Principal Transaction) to which it would otherwise have been entitled absent such default.

(c) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement or any Terms Agreement (i) if, after giving effect to the sale of such Shares, the aggregate number of Shares sold pursuant to this Agreement and all Terms Agreements would exceed the lesser of (A) the Maximum Amount and (B) the number or amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to BTIG in writing, or (ii) at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to BTIG in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares in any Agency Transaction pursuant to this Agreement or cause the offer or sale to BTIG of any Shares in any Principal Transaction pursuant to this Agreement and any Terms Agreement, in each case, at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to BTIG in writing. Under no circumstances shall the aggregate number of Shares sold pursuant to this Agreement and all Terms Agreements exceed the Maximum Amount. Notwithstanding anything to the contrary contained herein, the Parties acknowledge and agree that compliance with the limitations set forth in this Section 5(c) on the number or amount of Shares that may be issued and sold under this Agreement and any Terms Agreement shall be the sole responsibility of the Company, and that BTIG shall have no obligation in connection with such compliance.

6. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, BTIG that as of (i) the date of this Agreement, (ii) each Representation Date (as defined in Section 7(n)) on which a certificate is required to be delivered pursuant to Section 7(n), (iii) the date on which any Placement Notice is delivered by the Company hereunder, (iv) the date on which any Terms Agreement is executed by the Company and BTIG and (v) each time of sale of Shares pursuant to this Agreement or any Terms Agreement (each such time of sale, an “Applicable Time”), as the case may be:

(a) Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. At the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, or, if later, at the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act, including, if applicable, General Instruction I.B.6 of Form S-3. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act.

(b) Disclosure. The Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to BTIG for use in connection with the offer and sale of the Shares. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading. The Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to BTIG furnished to the Company in writing by BTIG expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 10(b). There are no contracts or other documents required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.

(c) Market Capitalization. On March 16, 2020 (the “Determination Date”), the aggregate market value of the outstanding voting and non-voting common equity (as defined in Securities Act Rule 405) of the Company held by persons other than affiliates of the Company (pursuant to Securities Act Rule 144, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) (the “Non-Affiliate Shares”), was equal to or greater than $75 million (calculated by multiplying (x) the highest price at which the common equity of the Company closed on the Exchange within 60 days of Determination Date times (y) the number of Non-Affiliate Shares). The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in Instruction I.B.6 of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

(d) Free Writing Prospectuses. As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not, is not or will not be (as applicable) an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus and not superseded or modified. The Company has not prepared, used or referred to, and will not, without BTIG’s prior written consent, prepare, use or refer to, any free writing prospectus.

(e) Emerging Growth Company. From the filing of the Registration Statement with the Commission through the date of this Agreement, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(f) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus or any free writing prospectus reviewed and consented to by BTIG.

(g) Financial Information. The financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, if any, together with the related notes and schedules, present fairly, in all material respects, the financial position of the Company as of the dates indicated and the results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement and the Prospectus that are not included or incorporated by reference as required; the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto) and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h) Conformity with EDGAR Filing. The Prospectus delivered to BTIG for use in connection with the sale of the Shares pursuant to this Agreement will be identical to the versions of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(i) Organization. The Company is duly organized, validly existing as a corporation and in good standing under the Laws (as defined below) of its jurisdiction of organization. The Company is duly licensed or qualified as a foreign corporation for transaction of business and in good standing under the Laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such license or qualification, and has all corporate power and authority necessary to own or hold its properties and to conduct its business as described in the Registration Statement and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on or affecting the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, stockholders’ equity or results of operations of the Company, or prevent or materially interfere with the consummation of the transactions contemplated hereby (a “Material Adverse Effect”). “Law” means any and all laws, including all federal, state, local, municipal, national or foreign statutes, codes, ordinances, guidelines, decrees, rules, regulations and by-laws and all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, directives, decisions, rulings or awards or other requirements of any Governmental Authority (as defined below), binding on or affecting the person referred to in the context in which the term is used and rules, regulations and policies of any stock exchange on which securities of the Company are listed for trading. “Governmental Authority” means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private), (ii) any self-regulatory organization or (iii) any political subdivision of any of the foregoing.

(j) Subsidiaries. The Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(k) No Violation or Default. The Company is not (i) in violation of its charter or by laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; or (iii) in violation of any Law of any Governmental Authority, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, no other party under any material contract or other agreement to which it is a party is in default in any respect thereunder where such default would have a Material Adverse Effect.

(l) No Material Adverse Effect. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (including any document deemed incorporated by reference therein), there has not been (i) any Material Adverse Effect or the occurrence of any development that the Company reasonably expects will result in a Material Adverse Effect, (ii) any transaction which is material to the Company, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company, which is material to the Company, (iv) any material change in the capital stock or outstanding long-term indebtedness of the Company or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, other than in each case above in the ordinary course of business or as otherwise disclosed in the Registration Statement or Prospectus (including any document deemed incorporated by reference therein).

(m) Capitalization. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and, other than as disclosed in the Registration Statement or the Prospectus, are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus as of the dates referred to therein (other than the grant of additional options under the Company’s existing stock option plans, or changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock outstanding on the date hereof) and such authorized capital stock conforms in all material respects to the description thereof set forth in the Registration Statement and the Prospectus. The description of the securities of the Company in the Registration Statement and the Prospectus is complete and accurate in all material respects. Except as disclosed in the Registration Statement or the Prospectus, as of the dates referred to therein, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

(n) Authorization; Enforceability. The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles.

(o) Authorization of the Shares. The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act. The Shares, when issued, will conform in all material respects to the description thereof set forth in or incorporated into the Registration Statement and the Prospectus.

(p) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale by the Company of the Shares, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities Laws or Laws of the Financial Industry Regulatory Authority Inc. (“FINRA”) or the Exchange in connection with the sale of the Shares.

(q) No Preferential Rights. (i) No person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Stock or shares of any other capital stock or other securities of the Company, (ii) no Person has any preemptive rights, resale rights, rights of first refusal, rights of co-sale, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Stock or shares of any other capital stock or other securities of the Company, (iii) other than BTIG, no Person has the right to act as an underwriter, sales agent or as a financial advisor to the Company in connection with the offer and sale of the Common Stock, and (iv) no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act any Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or other securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise.

(r) Independent Public Accounting Firm. To the Company’s knowledge, Deloitte & Touche LLP (the “Accountant”), whose report on the financial statements of the Company is filed with the Commission as part of the Company’s most recent Annual Report on Form 10-K filed with the Commission and incorporated by reference into the Registration Statement and the Prospectus, is and, during the periods covered by its report, was an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

(s) Enforceability of Agreements. All agreements between the Company and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification provisions of certain agreements may be limited by federal or state securities Laws or public policy considerations in respect thereof.

(t) No Litigation. There are no actions, suits or proceedings by or before any Governmental Authority pending, nor, to the Company’s knowledge, any audits or investigations by or before any Governmental Authority, to which the Company is a party or to which any property of the Company is the subject that, individually or in the aggregate, would have a Material Adverse Effect and, to the Company’s knowledge, no such actions, suits, proceedings, audits or investigations are threatened or contemplated by any Governmental Authority or threatened by others; and to the Company’s knowledge (i) there are no current or pending audits, investigations, actions, suits or proceedings by or before any Governmental Authority that are required under the Securities Act to be described in the Prospectus that are not so described; and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement that are not so filed.

(u) Consents and Permits. The Company has made all filings, applications and submissions required by, possesses and is operating in compliance with, all approvals, licenses, certificates, certifications, clearances, consents, grants, exemptions, marks, notifications, orders, permits and other authorizations issued by, each appropriate federal, state or foreign Governmental Authorities (including the United States Food and Drug Administration (the “FDA”) or any other foreign, federal, state, provincial or local Governmental Authorities engaged in the regulation of clinical trials or pharmaceutical products) necessary for the ownership or lease of its properties or to conduct its business as described in the Registration Statement and the Prospectus (collectively, “Permits”), except for such Permits the failure of which to possess, obtain or make the same would not have a Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Permits, except where the failure to be in compliance would not have a Material Adverse Effect; all of the Permits are valid and in full force and effect, except where any invalidity, individually or in the aggregate, would not have a Material Adverse Effect; and the Company has not received any written notice relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the extent required by applicable Laws of the FDA, the Company has submitted to the FDA an Investigational New Drug Application or amendment or supplement thereto for each clinical trial it has conducted or sponsored or is conducting or sponsoring; all such submissions were in material compliance with applicable Laws when submitted and no material deficiencies have been asserted by the FDA with respect to any such submissions.

(v) Regulatory Filings. The Company has not failed to file with the applicable Governmental Authority (including the FDA, or any foreign, federal, state, provincial or local Governmental Authority performing functions similar to those performed by the FDA) any required filing, declaration, listing, registration, report or submission, except for such failures that, individually or in the aggregate, would not have a Material Adverse Effect; all such filings, declarations, listings, registrations, reports or submissions were in compliance with applicable Laws when filed and no deficiencies have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions, except for any deficiencies that, individually or in the aggregate, would not have a Material Adverse Effect. The Company has operated and currently is, in all material respects, in compliance with the United States Federal Food, Drug, and Cosmetic Act, all applicable rules and regulations of the FDA and other federal, state, local and foreign Governmental Authority exercising comparable authority.

(w) Intellectual Property. The Company owns, possesses, licenses or has other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”), necessary for the conduct of its business as now conducted except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect. (i) Except as disclosed in the Registration Statement and the Prospectus, there are no rights of third parties to any such Intellectual Property owned by the Company, except for any such rights as would not, individually or in the aggregate, result in a Material Adverse Effect; (ii) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; (vi) to the Company’s knowledge, there is no third-party U.S. patent or published

U.S. patent application which contains claims for which an Interference Proceeding (as defined in 35 U.S.C. § 135) has been commenced against any patent or patent application described in the Registration Statement and the Prospectus as being owned by or licensed to the Company; and (vii) the Company has complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company, and all such agreements are in full force and effect, except, in the case of any of clauses (i)-(vii) above, for any such infringement by third parties or any such pending or threatened suit, action, proceeding or claim as would not, individually or in the aggregate, result in a Material Adverse Effect.

(x) Clinical Studies. The preclinical studies and tests and clinical trials described in the Registration Statement and the Prospectus were, and, if still pending, are being conducted in all material respects in accordance with the experimental protocols established for such tests or trials; the descriptions of such studies, tests and trials, and the results thereof, contained in the Registration Statement and the Prospectus are accurate in all material respects; the Company is not aware of any tests, studies or trials not described in the Registration Statement and the Prospectus, the results of which reasonably call into question in any material respect the results of the tests, studies and trials described in the Registration Statement and the Prospectus; and the Company has not received any written notice or correspondence from the FDA or any foreign, state or local Governmental Authority exercising comparable authority or any institutional review board or comparable authority requiring the termination, suspension, clinical hold or material modification of any tests, studies or trials.

(y) No Material Defaults. The Company has not defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect. The Company has not filed a report pursuant to Sections 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect.

(z) No Stabilization or Manipulation; Compliance with Regulation M. During the Prospectus Delivery Period (as defined below), the Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, without giving effect to activities by BTIG, any action designed to or that might cause or result in stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(aa) Broker/Dealer Relationships. The Company (i) is not required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act and (ii) does not, directly or indirectly through one or more intermediaries, control, and is not, a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

(bb) No Reliance. The Company has not relied upon BTIG or legal counsel for BTIG for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(cc) Taxes. The Company has filed all federal, state, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to so file or pay would not have a Material Adverse Effect. Except as otherwise disclosed in or contemplated by the Registration Statement or the Prospectus, no tax deficiency has been determined adversely to the Company which has had, or would have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment that has been, or would reasonably be expected to be, asserted or threatened against it which would have a Material Adverse Effect.

(dd) Title to Real and Personal Property. The Company does not own any real property. Except as set forth in the Registration Statement and the Prospectus, the Company has good and valid title to all personal property described in the Registration Statement or the Prospectus as being owned by it that is material to the business of the Company, in each case free and clear of all liens, encumbrances and claims, except those matters that (i) do not materially interfere with the use made and proposed to be made of such property by the Company or (ii) would not, individually or in the aggregate, have a Material Adverse Effect. Any real or personal property described in the Registration Statement or the Prospectus as being leased by the Company is held by it under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or (B) would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, each of the properties of the Company complies with all applicable Laws (including building and zoning Laws and Laws relating to access to such properties), except if and to the extent disclosed in the Registration Statement or the Prospectus or except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company or otherwise have a Material Adverse Effect. The Company has not received from any Governmental Authorities any notice of any condemnation of, or zoning change affecting, the properties of the Company, and the Company knows of no such condemnation or zoning change which is threatened, except for such that would not reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company or otherwise have a Material Adverse Effect, individually or in the aggregate.

(ee) Environmental Laws. The Company (i) is in compliance with any and all applicable federal, state, local and foreign Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business as described in the Registration Statement or the Prospectus; and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

(ff) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company, in the course of which it identifies and evaluates associated costs and liabilities (including any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). No facts or circumstances have come to the Company’s attention in connection with such reviews that would, individually or in the aggregate, have a Material Adverse Effect.

(gg) Disclosure Controls. The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (other than as set forth in the Registration Statement or Prospectus). Since the date of the latest audited financial statements of the Company included in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the Registration Statement or Prospectus). The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report or Quarterly Report on Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the last day of the period covered by the Form 10-K for the fiscal year most recently ended (such date, the “Evaluation Date”). The Company presented in its Form 10-K for the fiscal year most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date and the disclosure controls and procedures are effective as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Securities Act) or, to the Company’s knowledge, in other factors that could materially affect the Company’s internal controls.

(hh) Sarbanes-Oxley. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(ii) Brokers. The Company has not incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to or pursuant to this Agreement.

(jj) Labor Disputes. No labor disturbance by or dispute with employees of the Company exists or, to the knowledge of the Company, is threatened which would have a Material Adverse Effect.

(kk) Investment Company Act. The Company is not, and will not be, either after receipt of payment for the Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement or the Prospectus, required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(ll) Operations. The operations of the Company are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, the money laundering Laws of all jurisdictions to which the Company is subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Authority involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm) Off-Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or any of its affiliates and any unconsolidated entity, including any structural finance, special purpose or limited purpose entity (each, an “Off-Balance Sheet Transaction”) that would affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off-Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Prospectus which have not been described as required.

(nn) ERISA. To the knowledge of the Company, each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including ERISA and the Internal Revenue Code of 1986 (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(oo) Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement.

(pp) Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(qq) Insurance. The Company carries, or is covered by, insurance in such amounts and covering such risks as the Company reasonably believes are adequate for the conduct of its properties and as is customary for companies engaged in similar businesses in similar industries.

(rr) No Improper Practices. (i) Neither the Company nor any director or officer of the Company, nor, to the Company’s knowledge, any employee, agent, affiliate or other person acting on behalf of the Company has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of applicable Law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any applicable Law or of the character required to be disclosed in the Prospectus; (ii) no relationship, direct or indirect, exists between or among the Company or any affiliate of the Company, on the one hand, and the directors, officers and stockholders of the Company, on the other hand, that is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or any affiliate of the Company, on the one hand, and the directors, officers, or stockholders of the Company, on the other hand, that is required by the rules of FINRA to be described in the Registration Statement and the Prospectus that is not so described; (iv) except as described in the Registration Statement and the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company to or for the benefit of any of its respective officers or directors or any of the members of the families of any of them; and (v) the Company has not offered, or caused any placement agent to offer, Common Stock to any person with the intent to influence unlawfully (A) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (B) a trade journalist or publication to write or publish favorable information about the Company or any of its products or services, and, (vi) neither the Company nor any director or officer of the Company, nor, to the Company’s knowledge, any employee, agent, affiliate or other person acting on behalf of the Company has (A) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, or any other applicable anti-bribery or anti-corruption Law (collectively, “Anti-Corruption Laws”), (B) promised, offered, provided, attempted to provide or authorized the provision of anything of value, directly or indirectly, to any person for the purpose of obtaining or retaining business, influencing any act or decision of the recipient or securing any improper advantage, or (C) made any payment of funds of the Company or received or retained any funds in violation of any Anti-Corruption Laws.

(ss) No Conflicts. Neither the execution of this Agreement, nor the issuance, offering or sale of the Shares, nor the consummation of any of the transactions contemplated herein and therein, nor the compliance by the Company with the terms and provisions hereof and thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches and defaults that would not have a Material Adverse Effect; nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company, or (y) in any material violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any Governmental Authority having jurisdiction over the Company.

(tt) Sanctions.

i) The Company represents that, neither the Company (in this paragraph (tt), the “Entity”) nor any director or officer of the Entity, nor, to the Company’s knowledge, any employee, agent, affiliate or representative of the Entity, is a government, individual, or entity (in this paragraph (tt), “Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authorities, including designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List (as amended, collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including Cuba, Iran, North Korea, Sudan, Syria and the Crimea Region of the Ukraine) (the “Sanctioned Countries”).

ii) The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

iii) The Entity represents and covenants that, except as detailed in the Registration Statement and the Prospectus, for the past 5 years, it has not knowingly engaged in, is not now knowingly engaging in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or is or was a Sanctioned Country.

(uu) Compliance with Laws. Except as would not, individually or on the aggregate, have a Material Adverse Effect, the Company: (i) is and at all times has been in compliance with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”); (ii) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any other Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) possesses all Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (iv) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Authority or third party has threatened any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received written notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Authority has threatened such action; (vi) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post sale warning, “dear healthcare provider” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

(vv) Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(ww) Stock Exchange Listing. The Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on the Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements for the listing of the Shares on the Exchange.

(xx) Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement or the Prospectus that have not been described as required.

(yy) FINRA Matters. All of the information provided to BTIG or to counsel for BTIG by the Company, and, to the Company’s knowledge, by its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Shares is true, complete, correct and compliant with FINRA’s rules and any letters, filings or other supplemental information provided by the Company, and, to the Company’s knowledge, by its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Shares to FINRA pursuant to FINRA Rules is true, complete and correct.

(zz) No Rights to Purchase Preferred Stock. The issuance and sale of the Shares as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company.

(aaa) No Contract Terminations. The Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement or the Prospectus, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof.

(bbb) Cyber Security. (i) Except as may be included or incorporated by reference in the Registration Statement or the Prospectus, (x) to the Company’s knowledge, there has been no security breach or other compromise of any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of its employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to its IT Systems and Data; (ii) the Company is presently in compliance with applicable Laws relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of either clause (i) or (ii), individually or in the aggregate, result in a Material Adverse Effect; and (iii) the Company has implemented backup and disaster recovery technology.

Any certificate signed by an officer of the Company and delivered to BTIG or to counsel for BTIG pursuant to or in connection with this Agreement or any Terms Agreement shall be deemed to be a representation and warranty by the Company to BTIG as to the matters set forth therein as of the date or dates indicated therein.

The Company has a reasonable basis for making each of the representations set forth in this Section 6. The Company acknowledges that BTIG and, for purposes of the opinions to be delivered pursuant to Section 7, counsel to the Company and counsel to BTIG, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

7. Covenants of the Company. The Company covenants and agrees with BTIG that:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Shares is required to be delivered by BTIG under the Securities Act (without regard to the effects of Rules 153, 172 and 173 under the Securities Act) (the “Prospectus Delivery Period”), (i) the Company will notify BTIG promptly of the time when any subsequent amendment to the Registration Statement, other than the Incorporated Documents, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information, (ii) the Company will prepare and file with the Commission, promptly upon BTIG’s request, any amendments or supplements to the Registration Statement or Prospectus that, in BTIG’s reasonable judgment, may be necessary or advisable in connection with the distribution of the Shares by BTIG (provided, however, that the failure of BTIG to make such request shall not relieve the Company of any obligation or liability hereunder and under any Terms Agreement, as applicable, or affect BTIG’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Shares (except for the Incorporated Documents) unless a copy thereof has been submitted to BTIG a reasonable period of time before the filing and BTIG has not reasonably objected thereto (provided, however, (A) that the failure of BTIG to make such objection shall not relieve the Company of any obligation or liability hereunder and under any Terms Agreement, as applicable, or affect BTIG’s right to rely on the representations and warranties made by the Company in this Agreement, (B) that, if BTIG objects thereto, BTIG may cease making sales of Shares pursuant to this Agreement and/or may terminate any Terms Agreement and (C) that the Company has no obligation to provide BTIG any advance copy of such filing or to provide BTIG an opportunity to object to such filing if such filing does not name BTIG or does not relate to the transactions contemplated hereunder or under any Terms Agreement); (iv) the Company will furnish to BTIG at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (v) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act) or, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

(b) Notice of Commission Stop Orders. During the Prospectus Delivery Period, the Company will advise BTIG, promptly after it receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any notice objecting to, or other order preventing or suspending the use of, the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. Until such time as any stop order is lifted, BTIG may cease making offers and sales under this Agreement or any Terms Agreement.

(c) Filing of Agent Free Writing Prospectuses. The Company shall not take any action that would result in BTIG or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of BTIG that BTIG otherwise would not have been required to file thereunder.

(d) Delivery of Prospectus; Subsequent Changes. During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430B under the Securities Act, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430B and to notify BTIG promptly of all such filings. If during the Prospectus Delivery Period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify BTIG to suspend the offering of Shares during such period, and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(e) Listing of Shares. During the Prospectus Delivery Period, the Company will use its best efforts to cause the Shares to be listed, subject to notice of issuance, on the Exchange. The Company will timely file with the Exchange all material documents and notices required by the Exchange of companies that have or will issue securities that are traded on the Exchange.

(f) Delivery of Registration Statement and Prospectus. The Company will furnish to BTIG and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all Incorporated Documents) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period, including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein, in each case, as soon as reasonably practicable via e-mail in “.pdf” format to an e-mail account designated by BTIG and, at BTIG’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to BTIG to the extent such document is available on EDGAR.

(g) Earnings Statement. The Company will make generally available to its security holders and to BTIG as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder; provided the Company will be deemed to have furnished such statement to its security holders and to BTIG to the extent it is filed on EDGAR.

(h) Expenses. The Company, whether or not the transactions contemplated hereunder or under any Terms Agreement are consummated or this Agreement or any Terms Agreement is terminated in accordance with the provisions of Section 13 hereunder, will pay all expenses incident to the performance of its obligations hereunder and under each Terms Agreement, including, but not limited to, expenses relating to: (i) the preparation, printing, filing and delivery to BTIG of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, and of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares; (ii) the preparation, issuance and delivery of the Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to BTIG; (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company in connection with the transactions contemplated by this Agreement and any Terms Agreement; (iv) the reimbursement for reasonable and documented out-of-pocket expenses incurred by BTIG, including the reasonable and documented fees and disbursements of counsel to BTIG, (A) in an amount not to exceed $50,000 in connection with the establishment of the offering program contemplated by this Agreement and (B) in an amount not to exceed an additional $7,500 per calendar quarter during or with respect to which BTIG conducts bring-down due diligence, either directly or through its counsel; (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 7(z), including filing fees, if any (provided, however, that any fees or disbursements of outside counsel for BTIG in connection therewith shall be paid by BTIG except as set forth in clause (iv) above); (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Exchange; (vii) the fees and expenses of the transfer agent or registrar for the Common Stock; and (viii) filing fees and expenses, if any, of the Commission and FINRA.

(i) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Registration Statement and the Prospectus.

(j) Other Sales. During the pendency of any Placement Notice given hereunder and for 5 Trading Days following the final Settlement Date or the suspension or termination of any Placement Notice given hereunder, the Company shall provide BTIG notice as promptly as reasonably possible before it offers to sell, sells, contracts to sell, grants any option to sell or otherwise disposes of any Common Stock (other than the Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock provided, however, that such notice will not be required in connection with the Company’s issuance, grant or sale of (i) Common Stock, options to purchase Common Stock, restricted stock units, other equity awards to acquire Common Stock, or Common Stock issuable upon the exercise or vesting of options or other equity awards, pursuant to any employee or director equity awards or benefits plan, stock ownership plan, other stock plan, or dividend reinvestment plan (but not Common Stock subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented, (ii) Common Stock issuable upon conversion of securities or the exercise or vesting of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to BTIG, (iii) any shares of Common Stock issuable upon the exchange, conversion or redemption of securities or the exercise of warrants, options or other rights in effect or outstanding, and (iv) Common Stock or securities convertible into or exchangeable for shares of Common Stock as consideration for mergers, acquisitions, a purchase of assets, other business combinations or strategic alliances, or offered and sold in a privately negotiated transaction to vendors, customers, lenders, investors, strategic partners or potential strategic partners, occurring after the date of this Agreement which are not issued primarily for capital raising purposes. Notwithstanding the foregoing provisions, nothing herein shall be construed to restrict the Company’s ability to file a registration statement under the Securities Act.

(k) Change of Circumstances. The Company will, at any time during the term of this Agreement, advise BTIG promptly after it shall have received notice or obtained knowledge of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to BTIG pursuant to this Agreement.

(l) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by BTIG or its agents in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as BTIG may reasonably request.

(m) Required Filings Relating to Placement of Shares. The Company agrees that (i) as promptly as practicable after the close of each of the Company’s fiscal quarters, or on such other dates as required under the Securities Act or under interpretations by the Commission thereof, the Company shall prepare a prospectus supplement, which will set forth the number of Shares sold to or through BTIG during such quarterly period (or other relevant period), the Net Proceeds to the Company and the compensation paid or payable by the Company to BTIG with respect to such sales of Shares and shall file such prospectus supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rule 430B or 430C under the Securities Act, as applicable) and shall file any issuer free writing prospectus that is required to be filed with the Commission within the applicable time period prescribed for such filing by Rule 433 of the Securities Act or (ii) if such prospectus supplement is not so filed with respect to a particular fiscal quarter, the Company shall disclose the information referred to in clause (i) above in its quarterly report on Form 10-Q, as applicable, in respect of such quarterly period and shall file such report with the Commission within the applicable time period prescribed for such report under the Exchange Act.

(n) Representation Dates; Certificate. On or prior to the date the first Placement Notice is given pursuant to this Agreement, each time Shares are delivered to BTIG as principal on a Settlement Date with respect to a Principal Transaction and each time the Company (i) files the Prospectus relating to the Shares or amends or supplements the Registration Statement or the Prospectus relating to the Shares (other than (A) a prospectus supplement filed in accordance with Section 7(m) or (B) a supplement or amendment that relates to an offering of securities other than the Shares) by means of a post-effective amendment, sticker, or supplement, but not by means of incorporation of document(s) by reference in the Registration Statement or the Prospectus relating to the Shares; (ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K); (iii) files a quarterly report on Form 10-Q under the Exchange Act; or (iv) files a report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”); the Company shall furnish BTIG within three (3) Trading Days after each Representation Date (but in the case of clause (iv) above only if BTIG reasonably determines that the information contained in such Form 8-K is material) with a certificate, in the form attached hereto as Exhibit 7(n). The requirement to provide a certificate under this Section 7(n) shall be automatically waived for any Representation Date occurring at a time at which no Placement Notice or Terms Agreement is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date), Shares are delivered to BTIG as principal on a Settlement Date with respect to a Principal Transaction and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide BTIG with a certificate under this Section 7(n), then before the Company delivers the Placement Notice or BTIG sells any Shares in an Agency Transaction, or on the applicable Settlement Date with respect to a Principal Transaction, the Company shall provide BTIG with a certificate, in the form attached hereto as Exhibit 7(n), dated the date of the Placement Notice for such Agency Transaction or the Settlement Date of such Principal Transaction, as applicable.

(o) Legal Opinions. On or prior to the earlier of (i) the date the first Placement Notice is given pursuant to this Agreement and (ii) Shares are delivered to BTIG as principal on a Settlement Date with respect to the first Principal Transaction pursuant to the first Terms Agreement and this Agreement, the Company shall cause to be furnished to BTIG the written opinion and negative assurance of Latham & Watkins LLP, as issuer’s counsel to the Company, or other counsel reasonably satisfactory to BTIG (“Company Counsel”), substantially in the form previously agreed between the Parties, and the written opinion of Mayer Brown LLP, as counsel for the Company with respect to intellectual property matters, or other counsel reasonably satisfactory to BTIG (“IP Counsel”), substantially in the form previously agreed between the Parties. Thereafter, each time Shares are delivered to BTIG as principal on a Settlement Date with respect to a Principal Transaction and within three (3) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(n) for which no waiver is applicable pursuant to Section 7(n), and not more than once per calendar quarter, the Company shall cause to be furnished to BTIG the written opinion and negative assurance of Company Counsel substantially in the form previously agreed between the Parties, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that if Company Counsel has previously furnished to BTIG such written opinion and negative assurance substantially in the form previously agreed between the Parties, Company Counsel may, in respect of any future Representation Date, furnish BTIG with a letter (a “Reliance Letter”) in lieu of such opinion and negative assurance to the effect that BTIG may rely on the prior opinion and negative assurance of Company Counsel delivered pursuant to this Section 7(o) to the same extent as if it were dated the date of such Reliance Letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such Reliance Letter).

(p) Comfort Letter. On or prior to the date the first Placement Notice is given pursuant to this Agreement, each time Shares are delivered to BTIG as principal on a Settlement Date with respect to a Principal Transaction and within three (3) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(n) for which no waiver is applicable pursuant to Section 7(n), the Company shall cause the Accountant to furnish BTIG a letter, dated as of such date (the “Comfort Letter”), in form and substance reasonably satisfactory to BTIG, (i) confirming that it is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules and regulations of the PCAOB and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(q) Chief Financial Officer’s Certificate. On or prior to the date the first Placement Notice is given pursuant to this Agreement, each time Shares are delivered to BTIG as principal on a Settlement Date with respect to a Principal Transaction and within three (3) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(n) for which no waiver is applicable pursuant to Section 7(n) until the Company files its Annual Report on Form 10-K for the year ended December 31, 2020, BTIG shall have received a certificate executed by the Chief Financial Officer of the Company, dated as of such date, in form and substance reasonably satisfactory to BTIG.

(r) Market Activities. The Company shall not, and shall cause its respective directors, officers and controlling persons not to, directly or indirectly, (i) take any action designed to stabilize or manipulate, or which constitutes or might reasonably be expected to cause or result in, the stabilization or manipulation of, the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting the purchases of the Shares, other than BTIG.

(s) Insurance. The Company shall maintain, or cause to be maintained, insurance in such amounts and covering such risks the Company reasonably deems adequate.

(t) Compliance with Laws. The Company shall maintain, or cause to be maintained, all material permits, licenses and other authorizations required by federal, state and local law in order to conduct its business as described in the Prospectus, and the Company shall conduct its business, or cause its business to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(u) Securities Act and Exchange Act. The Company will comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and any Terms Agreement and the Prospectus. Without limiting the generality of the foregoing, during the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act).

(v) Sarbanes-Oxley Act. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded book value for assets is compared with the fair market value of such assets (computed in accordance with GAAP) at reasonable intervals and appropriate action is taken with respect to any differences. The Company will comply with all requirements imposed upon it by the Sarbanes-Oxley Act and the rules and regulations of the Commission and the Exchange promulgated thereunder.

(w) No Offer To Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and BTIG in its capacity as agent hereunder or as principal hereunder and under any Terms Agreement, neither BTIG nor the Company (including its agents and representatives other than BTIG in its capacity as such) will, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by BTIG as agent hereunder or as principal hereunder and under any Terms Agreement.

(x) Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company to register as an investment company under the Investment Company Act.

(y) Reserved.

(z) Blue Sky Compliance. If required by applicable law, the Company shall reasonably cooperate with BTIG and counsel for BTIG to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky Laws or Canadian provincial securities Laws (or other foreign Laws) of those jurisdictions designated by BTIG, shall comply in all material respects with such Laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or other entity or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation or other entity. The Company will advise BTIG promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof as soon as practicable.

(aa) Renewal of Registration Statement. If, immediately prior to the third (3rd) anniversary of the initial effective date of the Registration Statement (the “Renewal Date”), any of the Shares remain unsold and this Agreement has not been terminated for any reason, the Company will, prior to the Renewal Date, file a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to the Shares, in a form satisfactory to BTIG and its counsel, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date. The Company will take all other reasonable actions necessary or appropriate to permit the public offer and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. From and after the effective date thereof, references herein to the “Registration Statement” shall include such new shelf registration statement or such new automatic shelf registration statement, as the case may be.

(bb) Consent to BTIG Purchases. The Company acknowledges and agrees that BTIG may, to the extent permitted under the Securities Act and the Exchange Act (including, without limitation, Regulation M promulgated thereunder), purchase and sell shares of Common Stock for its own account and for the account of its clients while this Agreement is in effect, including, without limitation, at the same time any Placement Notice is in effect or any sales of Shares occur pursuant to this Agreement or any Terms Agreement; provided that BTIG acknowledges and agrees that, except pursuant to a Terms Agreement, any such transactions are not being, and shall not be deemed to have been, undertaken at the request or direction of, or for the account of, the Company, and that the Company has and shall have no control over any decision by BTIG and its affiliates to enter into any such transactions.

8. Representations and Covenants of BTIG. BTIG represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Shares will be offered and sold, except such states in which BTIG is exempt from registration or such registration is not otherwise required. BTIG shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Shares will be offered and sold, except in such states in which BTIG is exempt from registration or such registration is not otherwise required, during the terms of this Agreement. BTIG will comply with all applicable laws and regulations in connection with the sale of Shares pursuant to this Agreement and any Terms Agreement, including, but not limited to, Regulation M under the Exchange Act.

9. Conditions to BTIG’s Obligations . The obligations of BTIG hereunder with respect to a Placement in any Agency Transaction, and the obligations of BTIG with respect to a Principal Transaction pursuant to any Terms Agreement and this Agreement, will in each case be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder and under any Terms Agreement, as applicable, to the completion by BTIG of a due diligence review satisfactory to BTIG in its reasonable judgment, and to each of the following additional conditions:

(a) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For a period from and after the date of this Agreement:

i) The Company shall have filed the Prospectus with the Commission (including the information previously omitted from the Registration Statement pursuant to Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information previously omitted from the Registration Statement pursuant to such Rule 430B, and such post-effective amendment shall have become effective.

ii) No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission.

iii) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b) No Material Adverse Effect or Ratings Agency Change. For a period from and after the date of this Agreement, in the judgment of BTIG there shall not have occurred any material adverse change in the authorized capital stock of the Company or any Material Adverse Effect or any development that would cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, would cause a Material Adverse Effect.

(c) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or other order preventing or suspending the use of the Prospectus or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) No Misstatement or Material Omission. BTIG shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in BTIG’s reasonable opinion is material, or omits to state a fact that in BTIG’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(e) Legal Opinion. BTIG shall have received the opinion and negative assurance letters required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such opinions are required pursuant to Section 7(o).

(f) Comfort Letter. BTIG shall have received the Comfort Letter required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(p).

(g) Representation Certificate. BTIG shall have received the certificate required to be delivered pursuant to Section 7(n) on or before the date on which delivery of such certificate is required pursuant to Section 7(n).

(h) Chief Financial Officer’s Certificate. BTIG shall have received the certificate required to be delivered pursuant to Section 7(q) on or before the date on which delivery of such certificate is required pursuant to Section 7(q).

(i) No Suspension. Trading in the Common Stock shall not have been suspended on the Exchange and the Common Stock shall not have been delisted from the Exchange.

(j) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(n), the Company shall have furnished to BTIG such appropriate further information, certificates and documents as BTIG may have reasonably requested. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company shall have furnished BTIG with such conformed copies of such opinions, certificates, letters and other documents as BTIG shall have reasonably requested.

(k) Securities Act Filings Made. All filings with the Commission required by Rule 424(b) and Rule 433 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder or the Settlement Date with respect to any Principal Transaction under any Terms Agreement, as applicable shall have been made within the applicable time period prescribed for such filing by Rule 424(b) (without reliance on Rule 424(b)(8) of the Securities Act) and Rule 433.

(l) Approval for Listing. The Shares shall have been approved for listing on the Exchange, subject only to notice of issuance.

(m) No Termination Event. There shall not have occurred any event that would permit BTIG to terminate this Agreement pursuant to Section 13(a).

(n) FINRA. BTIG shall have received a letter from the Corporate Financing Department of FINRA confirming that such department has determined to raise no objection with respect to the fairness or reasonableness of the terms and arrangements related to the sale of the Shares pursuant to this Agreement and any Terms Agreement, as applicable.

10. Indemnification and Contribution.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless BTIG, its directors, officers, members, partners, employees and agents and each BTIG Affiliate, if any, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related free writing prospectus prepared, authorized or used by the Company or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d)) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and

(iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (whether or not a party), to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with the Agent Information (as defined below).

(b) Indemnification by BTIG. BTIG agrees to indemnify and hold harmless the Company and its directors, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 10(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, any free writing prospectus, or the Prospectus (or any amendment or supplement to the foregoing) in reliance upon and in conformity with information relating to BTIG and furnished to the Company in writing by BTIG expressly for use therein. The Company hereby acknowledges that the only information that BTIG has furnished to the Company expressly for use in the Registration Statement, any free writing prospectus or the Prospectus (or any amendment or supplement to the foregoing) are the statements set forth in the third sentence of the eighth paragraph and the tenth paragraph under the caption “Plan of Distribution” in the Prospectus (the “Agent Information”).

(c) Notifications and Other Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 10 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 10, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 10 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 10 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any other legal expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (A) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (B) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (C) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (D) the indemnifying party has not in fact employed counsel to assume the defense of such action or counsel reasonably satisfactory to the indemnified party, in each case, within a reasonable time after receiving notice of the commencement of the action; in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction (plus local counsel) at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are reasonably incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 10 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (x) includes an express and unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such litigation, investigation, proceeding or claim and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 10 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or BTIG, the Company and BTIG will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which the Company and BTIG may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and BTIG on the other. The relative benefits received by the Company on the one hand and BTIG on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Shares (net of commissions to BTIG but before deducting expenses) received by the Company bear to the total compensation received by BTIG from the sale of Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and BTIG, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or BTIG, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and BTIG agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for the purpose of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 10(c) hereof. Notwithstanding the foregoing provisions of this Section 10(e), BTIG shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10(e), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, members, partners, employees or agents of BTIG, will have the same rights to contribution as that party, and each director and officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 10(e), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 10(e) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 10(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 10(c) hereof.

11. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that BTIG is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from BTIG of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that BTIG is a Covered Entity or a BHC Act Affiliate of BTIG becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against BTIG are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

12. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 10 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of BTIG, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Shares and payment therefor or (iii) any termination of this Agreement.

13. Termination.

(a) BTIG shall have the right, by giving notice as hereinafter specified in Section 14, at any time to terminate this Agreement and/or any Terms Agreement

(including at any time at or prior to the Settlement Date with respect to the Shares to be sold under such Terms Agreement) if: (i) any Material Adverse Effect, or any development that has actually occurred and that would reasonably be expected to result in a Material Adverse Effect, has occurred that, in the reasonable judgment of BTIG, may materially impair the ability of BTIG to sell the Shares hereunder or as contemplated in any Terms Agreement or the Prospectus; (ii) there has occurred any (A) material adverse change in the financial markets in the United States or the international financial markets, (B) outbreak of hostilities or escalation thereof or other calamity or crisis or (C) change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which, in the reasonable judgment of BTIG, may materially impair the ability of BTIG to sell the Shares hereunder or as contemplated in any Terms Agreement or the Prospectus; (iii) trading in the Common Stock has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or minimum prices for trading have been fixed on the Exchange; (iv) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing; (v) a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing; or (vi) a banking moratorium has been declared by either U.S. Federal or New York authorities. The Company may not terminate any Terms Agreement without the prior written consent of BTIG. Any such termination pursuant to this Section 13(a) shall be without liability of any party to any other party, except that the provisions of Section 7(h) (Expenses), Section 10 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 13(f), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

(b) The Company shall have the right, by giving ten (10) days’ notice as hereinafter specified in Section 14, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party, except that the provisions of Section 7(h), Section 10, Section 12, Section 13(f), Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(c) BTIG shall have the right, by giving ten (10) days’ notice as hereinafter specified in Section 14, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(h), Section 10, Section 12, Section 13(f), Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares to or through BTIG on the terms and subject to the conditions set forth herein and any Terms Agreement; provided that the provisions of Section 7(h), Section 10, Section 12, Section 13(f), Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the Parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(h), Section 10, Section 12, Section 13(f), Section 18 and Section 19 shall remain in full force and effect.

(f) Any termination of this Agreement or any Terms Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by BTIG or the Company, as the case may be. If such termination, other than a termination of any Terms Agreement pursuant to Section 13(a) above, shall occur prior to the Settlement Date for any sale of Shares, such termination shall not become effective until the close of business on such Settlement Date and such Shares shall settle in accordance with the provisions of this Agreement (it being hereby acknowledged and agreed that a termination of any Terms Agreement pursuant to Section 13(a) above shall become effective in accordance with the first sentence of this Section 13(f) and shall relieve the Parties of their respective obligations under such Terms Agreement, including, without limitation, with respect to the settlement of the Shares subject to such Terms Agreement).

14. Notices.

All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement or any Terms Agreement shall be in writing, unless otherwise specified, and if sent to BTIG, shall be delivered to

BTIG, LLC

600 Montgomery Street

6th Floor

San Francisco, CA 94111

Attention: Equity Capital Markets

Email: *****

with copies (which shall not constitute notice) to:

BTIG, LLC

600 Montgomery Street, 6th Floor

San Francisco, CA 94111

Attention: General Counsel and Chief Compliance Officer

Email: *****

and:

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Attention: Brian K. Rosenzweig

Email: *****

and if to the Company, shall be delivered to:

Zosano Pharma Corporation

34790 Ardentech Court

Fremont, CA 94555

Attention: Christine Matthews

Email: *****

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Facsimile: (650) 463-2600

Attention: Kathleen Wells

Email: *****

Each party may change such address for notices by sending to the other party to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 14 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party (other than pursuant to auto-reply). Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

15. Successors and Assigns. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the Company and BTIG and their respective successors and permitted assigns and, as to Sections 5(b) and 10, the other indemnified parties specified therein. References to any of the Parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement or any Terms Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities under or by reason of this Agreement or any Terms Agreement, except as expressly provided in this Agreement or any Terms Agreement. Neither party may assign its rights or obligations under this Agreement or any Terms Agreement without the prior written consent of the other party; provided, however, that BTIG may assign its rights and obligations hereunder or under any Terms Agreement to an affiliate of BTIG without obtaining the Company’s consent.

16. Adjustments for Stock Splits. The Parties acknowledge and agree that all share-related numbers contained in this Agreement and any Terms Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Common Stock.

17. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices and Terms Agreements issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the Parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof or any Terms Agreement may be amended except pursuant to a written instrument executed by the Company and BTIG. In the event that any one or more of the terms or provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such term or provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the Parties as reflected in this Agreement.

18. GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT AND ANY TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE COMPANY AND BTIG EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TERMS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

19. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR ANY TERMS AGREEMENT OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES

PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND ANY TERMS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

20. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) BTIG is acting solely as agent in connection with the sale of the Shares in an Agency Transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and BTIG, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement or any Terms Agreement, irrespective of whether BTIG has advised or is advising the Company on other matters, and BTIG has no obligation to the Company with respect to the transactions contemplated by this Agreement or any Terms Agreement, except the obligations expressly set forth in this Agreement and any Terms Agreement;

(b) the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) BTIG has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement or any Terms Agreement, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d) the Company is aware that BTIG and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, and BTIG has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e) the Company waives, to the fullest extent permitted by law, any claims it may have against BTIG for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that BTIG shall have no liability (whether direct or indirect, in contract, tort or otherwise) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, partners, employees or creditors of the Company.

21. Effect of Headings; Knowledge of the Company. The section and Exhibit headings herein are for convenience only and shall not affect the construction hereof. All references in this Agreement and any Terms Agreement to the “knowledge of the Company” or the “Company’s knowledge” or similar qualifiers shall mean the actual knowledge of the directors and officers of the Company, after due inquiry.

22. Counterparts. This Agreement and any Terms Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement or Terms Agreement by one party to the other may be made by facsimile or electronic transmission.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and BTIG, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and BTIG.

Very truly yours,

ZOSANO PHARMA CORPORATION

By:	/s/ Steven Lo
Name:	Steven Lo
Title:	Chief Executive Officer

ACCEPTED as of the date first-above written:

BTIG, LLC

By:	/s/ K.C. Stone
Name:	K.C. Stone
Title:	Managing Director

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:        [                 ]

Cc:            [                  ]

To:            [                  ]

Subject:    Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement between Zosano Pharma Corporation (the “Company”) and BTIG, LLC (“BTIG”) dated [                    ], 2020 (the “Agreement”), I hereby request on behalf of the Company that BTIG sell up to [[            ] shares] [$[            ] worth of shares] of the Company’s common stock, par value $0.0001 per share, subject to the Maximum Amount (the “Shares”), at market prices not lower than $[            ] per share, during the time period beginning [month, day, time] and ending [month, day, time].

[The company may include such other sales parameters as it deems appropriate, subject to the terms and conditions of the Agreement.]

Terms used herein and not defined herein have the meanings ascribed to them in the Agreement.

SCHEDULE 1

SCHEDULE 2

COMPENSATION

BTIG shall be paid compensation equal to three percent (3%) of the gross proceeds from the sales of Shares pursuant to the terms of this Agreement.

SCHEDULE 2

SCHEDULE 3

BTIG, LLC

ZOSANO PHARMA CORPORATION

SCHEDULE 3

Exhibit 7(n)

ZOSANO PHARMA CORPORATION

OFFICERS’ CERTIFICATE

[DATE]

Each of the undersigned, Steven Lo, Chief Executive Officer of Zosano Pharma Corporation, a Delaware corporation (the “Company”), and Christine Matthews, Chief Financial Officer of the Company, on behalf of the Company, does hereby certify pursuant to Section 7(n) of that certain Sales Agreement dated                  (the “Sales Agreement”) between the Company and BTIG, that as of :

1.

to the Company’s knowledge after due inquiry, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement is in effect, and no proceedings for such purpose have been instituted or threatened by the Commission;

2.	for the period from and including the date of the Sales Agreement through and including the date hereof, there has not occurred any Material Adverse Effect;

3.

the representations, warranties and covenants of the Company set forth in Section 6 of the Sales Agreement (A) to the extent such representations, warranties and covenants are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct with the same force and effect as though expressly made on and as of the date hereof, except for those representations, warranties and covenants that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations, warranties and covenants are not subject to any qualifications or exceptions, are true and correct in all material respects with the same force and effect as though expressly made on and as of the date hereof except for those representations, warranties and covenants that speak solely as of a specific date and which were true and correct as of such date; and

4.	the Company has complied with all agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the date hereof.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Sales Agreement. This Officers’ Certificate may be executed in one or more counterparts.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first written above.

ZOSANO PHARMA CORPORATION

By:
Name: Steven Lo
Title: Chief Executive Officer

By:
Name: Christine Matthews
Title: Chief Financial Officer